PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED SEPTEMBER 21, 2001)              REGISTRATION No. 333-68556


                             COR THERAPEUTICS, INC.

 $300,000,000 Principal Amount 4.50% Convertible Senior Notes due June 15, 2006 and Shares of Common Stock Issuable upon Conversion of the Notes

                                ----------------

     This prospectus supplement should be read in conjunction with the prospectus dated September 21, 2001, which is to be delivered with the prospectus supplement.

     See "Risk Factors" beginning on page 6 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                                                                                     Common Stock
                                                           Principal Amount of    Shares of Common                     Owned After
                                                           Notes Beneficially    Stock Beneficially    Common Stock   Completion of
Name                                                      Owned and Offered(1)        Owned(2)           Offered       Offering(3)
------------------------------------------------------------------------------------------------------------------------------------
AIG/National Union Fire Insurance                                 500,000              12,469            12,469               0
Alexandra Global Investment Fund 1, Ltd.                        3,000,000             252,449(4)         74,816         177,633
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.          500,000             130,891(4)         12,469         118,422
BP Amoco Plc. Master Trust                                      1,535,000              38,281            38,281               0
Canyon Capital Arbitrage Master Hedge Fund, Ltd.                2,300,000              57,359            57,359               0
Canyon Mac 18 (RMF)                                               700,000              17,457            17,457               0
Canyon Value Realization Fund (Cayman), Ltd.                    5,300,000             132,176           132,176               0
Citicorp Life Insurance Company                                    18,000                 448               448               0
Clinton Multistrategy Master Fund, Ltd.                         2,750,000              68,581            68,581               0
Clinton Riverside Convertible Portfolio Limited                 4,750,000             118,459           118,459               0
Convertible Securities Fund                                       150,000               3,740             3,740               0
Credit Suisse First Boston Corporation (5)                      5,250,000             500,999(4)        130,929         370,070
Delta Pilots D & S Trust (c/o Oaktree Capital Management, LLC)     45,000               1,122             1,122               0
Deutsche Banc Alex Brown Inc.                                  20,750,000             893,887(4)        517,482         376,405
Estate of James Campbell                                          216,000              10,330(4)          5,386           4,944
Fidelity Financial Trust: Fidelity Convertible
  Securities Fund                                               4,000,000              99,755            99,755               0
Franklin and Marshall College                                      95,000               2,369             2,369               0
Goldman Sachs and Company                                         100,000               2,493             2,493               0
Harris Insight Convertible Securities Fund                        600,000              14,963            14,963               0
James Campbell Corporation                                        286,000               7,132             7,132               0
Jefferies & Company, Inc.                                       1,000,000              24,938            24,938               0
JMG Triton Offshore Fd Ltd.                                     5,000,000             139,496(4)        124,694          14,802
KBC Financial Products (Cayman Islands) Limited                 7,500,000             187,041           187,041               0
Lincoln National Global Asset Allocation Fund, Inc.                40,000                 997               997               0
Morgan Stanley & Co                                             5,000,000             124,694           124,694               0
Motion Picture Industry Health Plan--Active Member Fund            35,000               4,868(4)            872           3,996
Motion Picture Industry Health Plan--Retiree Member Fund           30,000               2,376(4)            748           1,628
Museum of Fine Arts, Boston                                        10,000                 545(4)            249             296
Nations Convertible Securities Fund                             5,850,000             145,892           145,892               0
OCM Convertible Trust                                             265,000              32,808(4)          6,608          26,200
Parker-Hannifin Corporation                                       160,000               5,026(4)          3,990           1,036
Partner Reinsurance Company                                        60,000               8,009(4)          1,496           6,513

                                       1.

                                                                                                                     Common Stock
                                                           Principal Amount of    Shares of Common                     Owned After
                                                           Notes Beneficially    Stock Beneficially    Common Stock   Completion of
Name                                                      Owned and Offered(1)        Owned(2)           Offered       Offering(3)
------------------------------------------------------------------------------------------------------------------------------------
Penn Treaty Network America Insurance Company                      95,000               2,369             2,369               0
Pioneer High Yield Portfolio                                    6,800,000             169,584           169,584               0
Pioneer High Yield VCT Portfolio                                  200,000               4,987             4,987               0
Primerica Life Insurance Company                                  328,000               8,179             8,179               0
Putnam Asset Allocation Funds--Balanced Portfolio                 680,000              21,073(4)         16,958           4,115
Putnam Asset Allocation Funds--Conservative Portfolio             530,000              15,851(4)         13,217           2,634
Putnam Convertible Income--Growth Fund                          5,110,000             187,358(4)        127,437          59,921
Putnam Convertible Opportunities and Income Trust.                180,000               6,235(4)          4,489           1,746
Putnam Variable Trust-Putnam VT Global Asset
  Allocation Fund                                                 180,000               4,489             4,489               0
Robertson Stephens(6)                                           3,350,000             172,361(4)         83,545          88,816
Sagamore Hill Hub Fund Ltd.                                    10,000,000             249,389           249,389               0
Sage Capital                                                      100,000              72,066(4)          2,493          69,573
Salomon Brothers Asset Management, Inc.                         1,985,000              49,503            49,503               0
SG Cowen Securities                                            10,000,000             249,389           249,389               0
Shephard Investments International, Ltd                         4,000,000             378,521(4)         99,755         278,766
Stark International                                             6,000,000             253,252(4)        149,633         103,619
Starvest Combined Portfolio                                       640,000              15,960            15,960               0
State Employees' Retirement Fund of the State of Delaware         295,000              24,379(4)          7,356          17,023
State of Connecticut Combined Investment Funds                    625,000              52,000(4)         15,568          36,414
The Travelers Indemnity Company                                 1,239,000              30,899            30,899               0
The Travelers Insurance Company--Life                             579,000              14,439            14,439               0
The Travelers Insurance Company--Separate Account TLAC             41,000               1,022             1,022               0
The Travelers Life and Annuity Company                             45,000               1,122             1,122               0
The Travelers Series Trust Convertible Bond Portfolio             250,000               6,234             6,234               0
The Value Realization Fund, L.P.                                4,000,000              99,755            99,755               0
TQA Master Fund, Ltd.                                           3,950,000             225,071(4)         98,508         126,563
TQA Master Plus Fund, Ltd                                       2,500,000              91,952(4)         62,347          29,605
Tribeca Investment L.L.C.                                       1,500,000              37,408            37,408               0
UBS O'Connor LLC, F/B/O UBS Global Equity Arbitrage
  Master Ltd.                                                   1,910,000              47,633            47,633               0
Value Realization Fund LP                                       2,750,000              68,581            68,581               0
Vanguard Convertible Securities Fund, Inc.                        510,000              54,757(4)         12,718          42,039
ZCM Asset Holding Company                                         250,000               9,194(4)          6,234           2,960
Zurich Institutional Benchmarks Master Fund Limited               334,000               8,329             8,329               0

(1) Consists solely of principal amount of the 4.50% Convertible Senior Notes being offered hereby.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of the 4.50% Convertible Senior Notes.

(3) Unless otherwise noted, represents shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

(4) Includes common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

(5) Credit Suisse First Boston Corporation was an initial purchaser of the Notes from us. Credit Suisse First Boston Corporation purchased the notes listed on this table for its own account and not for purposes of distribution.

(6) Robertson Stephens was an initial purchaser of the Notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

          The date of this Prospectus Supplement is February 6, 2002.

                                       2.